Exhibit 99.1
Reynolds American Inc.
P.O. Box 2990
Winston-Salem, NC 27102-2990

Contact:	Investor Relations:	Media:	RAI 2011-14
	Morris Moore	Jane Seccombe
	(336) 741-3116	(336) 741-5068
RAI posts second-quarter gains; tightens full-year guidance
WINSTON-SALEM, N.C. — July 22, 2011

Second Quarter and First Half 2011 – At a Glance
•	Adjusted EPS: Second quarter at $0.67, up 1.5 percent; first half at $1.26, up 4.1 percent
•	Excludes special items*
•	Reported EPS: Second quarter at $0.52, down 10.3 percent; first half at $1.12, up 55.6 percent
•	Includes EPS charge of $0.15 for Scott lawsuit
•	R.J. Reynolds increases growth-brands market share
•	Camel and Pall Mall at 16.3 percent
•	American Snuff posts strong volume, share and margin growth
•	Grizzly share at 27.4 percent
•	RAI tightens 2011 guidance: Adjusted EPS range of $2.62 to $2.70 vs. $2.60 to $2.70
•	Excludes implementation costs related to plant closings and tax items, charge for Scott lawsuit and any potential impact from the Engle progeny cases

*	Special items include 2011 implementation costs related to plant closings and tax items, and charge for the Scott lawsuit. Items in 2010 include charges related to plant closings, single sales-force implementation, changes in federal health-care laws and Canadian governments’ settlements.
All references in this release to “reported” numbers refer to GAAP measurements; all “adjusted” numbers are non-GAAP, as defined in schedules 2 and 3 of this release, which reconcile reported to adjusted results.

Reynolds American Inc. (NYSE: RAI) today announced second-quarter 2011 adjusted EPS of $0.67, up 1.5 percent from the prior-year quarter, as higher pricing and moist-snuff volume gains more than offset cigarette volume declines. Adjusted results exclude the impact of an $88 million after-tax charge for the Scott lawsuit and implementation costs related to plant closings, as well as prior-year charges related to plant closings and single sales-force implementation. Second-quarter reported EPS was $0.52, down 10.3 percent.
For the first half of 2011, adjusted EPS was $1.26, up 4.1 percent, while reported EPS was $1.12, up 55.6 percent. First-half adjusted results exclude the above items as well as first-quarter 2011 tax items, and 2010 charges for health-care changes and Canadian governments’ settlements.
RAI tightened its 2011 adjusted EPS guidance to a range of $2.62 to $2.70 versus $2.60 to $2.70. This guidance excludes charges related to the Scott lawsuit, plant closings and tax items, and any potential impact from the Engle progeny cases.

2Q and First Half 2011 Financial Results — Highlights
(unaudited)
(all dollars in millions, except per-share amounts;
for reconciliations, including GAAP to non-GAAP, see schedules 2 and 3)

	For the Three Months			For the Six Months
	Ended June 30			Ended June 30
			%			%
	2011	2010	Change	2011	2010	Change
Net sales	$2,267	$2,245	1.0%	$4,258	$4,231	0.6%

Operating income
Reported (GAAP)	$541	$620	(12.7)%	$1,118	$1,190	(6.1)%
Adjusted (Non-GAAP)	683	675	1.2%	1,272	1,245	2.2%

Net income
Reported (GAAP)	$304	$341	(10.9)%	$657	$423	55.3%
Adjusted (Non-GAAP)	394	385	2.3%	738	710	3.9%

Net income per diluted share
Reported (GAAP)	$0.52	$0.58	(10.3)%	$1.12	$0.72	55.6%
Adjusted (Non-GAAP)	0.67	0.66	1.5%	1.26	1.21	4.1%

MANAGEMENT’S PERSPECTIVE
Overview
“Reynolds American delivered solid second-quarter performance given the challenging competitive and economic environment, with further gains in its operating companies’ key cigarette and smokeless brands,” said Daniel M. Delen, RAI’s president and chief executive officer.
“These results demonstrate the fundamental strength and resilience of our businesses, even as we focus on building innovative platforms for future growth,” he said. “Based on our first-half results, RAI has tightened its earnings projections and is on track to deliver mid- to high-single digit adjusted EPS growth for the full year.”
Second-quarter highlights included:
•	Increased growth-brands market share at R.J. Reynolds;

•	Strong volume, share and margin growth at American Snuff; and

•	Continued progress in the development of smokeless tobacco innovations.
Delen said that Reynolds American’s Santa Fe Natural Tobacco Company, Inc. subsidiary again delivered excellent results in the second quarter, with strong volume, share and earnings growth.
“Building on our successful business strategies, RAI and its operating companies are focused on delivering outstanding results for shareholders by leading the transformation of the tobacco industry over the long term,” Delen said. “This is a bold vision, and we’ll achieve it by continuing to drive innovation throughout our businesses and redefining enjoyment for adult tobacco consumers.”
R.J. Reynolds
R.J. Reynolds’ second-quarter adjusted operating income was down slightly from the prior-year quarter, at $562 million, with cigarette volume declines on support and non-support brands offsetting higher pricing, productivity improvements and growth-brand gains. Adjusted results exclude a charge of $139 million related to the Scott smoking-cessation lawsuit in Louisiana and $3 million in implementation costs.
For the first half of 2011, adjusted operating income was $1.03 billion, down 0.5 percent from the prior-year period. First-half adjusted results also exclude the above items.
The company’s second-quarter adjusted operating margin declined 0.6 percentage points to 28.7 percent, driven by an increase in contract manufacturing for BAT Japan. Excluding that impact, adjusted operating margin was in line with the prior-year quarter. First-half adjusted operating margin was 28.3 percent, in line with the prior-year period.
“R.J. Reynolds’ second-quarter performance was negatively impacted by intense competitive activity and the ongoing economic weakness,” Delen said. “Even so, the company achieved further gains in its growth brands, Camel and Pall Mall.”

Delen noted that the cigarette category continues to demonstrate pricing power as reflected by the price increase taken by R.J. Reynolds in early July. The company’s promotional activities remain focused on achieving the right balance between profitability and market share growth.
R.J. Reynolds’ second-quarter cigarette shipment volume declined 4.4 percent from the prior-year quarter, and was affected by timing of competitive promotional activity in the quarter. However, taking into account the elimination of private-label brands as part of the company’s complexity reduction efforts, total cigarette shipment volume was down 3.6 percent. Total second-quarter industry volume declined 1.3 percent, which benefited from a significant increase in wholesale cigarette inventory levels.
R.J. Reynolds’ total second-quarter cigarette market share declined 0.5 percentage points from the prior-year quarter, to 27.4 percent. Excluding delisted private label brands, the company’s total cigarette market share was 27.3 percent, in line with the prior-year quarter.
The company’s growth brands, Camel and Pall Mall, continued to perform well, with their combined market share increasing by 1.5 percentage points from the prior-year quarter, to 16.3 percent. These two growth brands accounted for almost 60 percent of R.J. Reynolds’ total cigarette volume in the quarter.
Camel’s market share remained steady at 7.8 percent in the second quarter. In addition to a significant level of competitive line extensions and promotional support, the market continues to be challenging for premium-priced products as the weak economy continues to put pressure on consumers’ disposable income.
“R.J. Reynolds’ focus on building Camel’s brand equity continues with its latest promotion, ‘Hump Day’,” Delen said. “This promotion was launched at the end of March and is generating strong adult tobacco consumer interest. In fact, this web-based initiative is one of the brand’s most successful promotions.”
Camel’s menthol styles, which use R.J. Reynolds’ innovative capsule technology, continue to perform well in the growing menthol category. Camel’s second-quarter menthol market share, including Camel Crush, increased 0.3 percentage points to 2.1 percent.
“R.J. Reynolds continues to build on the success of Camel Crush,” Delen said. “Next week, the company will expand nationally Camel Crush’s second SKU — Camel Crush Bold — the company’s first cigarette line extension since this innovative style was expanded nationally in 2008. Camel Crush Bold has a more full-bodied, richer tobacco taste, and the company expects this product to further broaden the appeal of the Camel brand and drive additional growth.”
Camel SNUS continued to show steady growth in the second quarter as interest builds in this convenient option for adult tobacco consumers. “The brand continues to increase awareness and trial of Camel SNUS, with promotions like the Camel SNUS Pleasure Switch Challenge, which focuses on the smoke-free convenience of this innovative product,” Delen said.

Camel’s refined and improved line of dissolvable tobacco products — Orbs, Sticks and Strips — is generating new consumer insights after being introduced in two new lead markets, Charlotte and Denver, in March.
Pall Mall, R.J. Reynolds’ second growth brand, had another strong quarter, with volume up 15 percent and market share increasing 1.5 percentage points from the prior-year quarter, to 8.5 percent. Pall Mall is a highly differentiated offering in the value segment, delivering on its promise as a high quality, longer-lasting product.
American Snuff
American Snuff’s second-quarter operating income was $81 million, down 4.7 percent from the adjusted prior-year quarter, driven by the sale of Lane, Limited, which contributed about $10 million in the prior-year period. The company also made investments in the implementation of its new retail moist-snuff contracts.
For the first half of 2011, American Snuff’s adjusted operating income was $168 million, down $1 million or 0.6 percent from the prior-year period, also driven by the impact of the Lane sale. Adjusted results exclude $2 million in plant closings and other implementation costs.
The company’s second-quarter operating margin was 52.4 percent, up 5.5 percentage points from the adjusted prior-year quarter, and was favorably impacted by the timing of prior-year promotional spending. This brought the first-half adjusted operating margin to 52.3 percent, up 3.1 percentage points from the prior-year period.
“I’m pleased to note that American Snuff’s underlying performance delivered good results in the second quarter, even though the sale of Lane negatively impacted the comparison to the prior-year quarter,” Delen said. “The company’s flagship Grizzly brand made strong gains in volume and share, despite significant competitive activity.”
American Snuff’s moist-snuff shipment volume increased 3.6 percent from the prior-year quarter, contributing to a first-half shipment gain of 8.1 percent.
The company’s second-quarter moist-snuff consumer off-take share increased 1.5 percentage points from the prior-year quarter, to 31.3 percent.
Grizzly continues to deliver strong performance, with second-quarter shipment volume increasing by 4.7 percent from the prior-year quarter, and first-half shipments gaining 10.4 percent.
Grizzly’s consumer off-take share increased 1.9 percentage points from the prior-year quarter, to 27.4 percent. The brand’s performance is benefiting from the larger R.J. Reynolds field trade-marketing organization that now also serves American Snuff, as well as from the new retail contracts.

Grizzly’s pouch sales also continued to perform well in the second quarter. The brand now holds almost 30 percent of the growing pouch segment, which accounts for 9.2 percent of the moist-snuff category. Grizzly Wintergreen Pouches is the best-selling pouch style in the market.
FINANCIAL UPDATE
“Reynolds American’s increase in adjusted second-quarter earnings completes a solid first-half performance, with our operating companies’ business strategies proving effective in the challenging environment,” said Thomas R. Adams, RAI’s chief financial officer. “As a result, we’ve raised the bottom end of our adjusted EPS guidance to $2.62 to $2.70, excluding the charge for the Scott lawsuit and implementation costs related to plant closings and tax items. This estimate also excludes any potential impact from the Engle progeny cases that are currently under review.”
Reynolds American’s second-quarter adjusted EPS was $0.67, up 1.5 percent on higher pricing and productivity gains. These results reflect the impact of the Lane sale at the end of February. Adjusted results exclude a charge of $0.15 per share related to the Scott lawsuit.
On a reported basis, second-quarter EPS was $0.52, down 10.3 percent from the prior-year quarter.
For the first half of 2011, adjusted EPS was $1.26, up 4.1 percent from the prior-year period. Adjusted results exclude the impact of the charge for the Scott lawsuit and implementation costs related to plant closings, as well as prior-year charges related to plant closings, single sales-force implementation, changes in federal health-care laws and Canadian governments’ settlements. First-half reported EPS was $1.12, up 55.6 percent from the prior-year period.
RAI’s second-quarter adjusted operating margin was 30.1 percent, in line with the prior-year quarter. This brought the first-half adjusted operating margin to 29.9 percent, up 0.5 percentage points from the prior-year period.
Reynolds American ended the quarter with $1.3 billion in cash balances, reflecting the $1.96 billion Master Settlement Agreement payment made in April, and further strengthened its balance sheet with a $400 million debt repayment made in June.
RAI continues to deliver value to shareholders, with a targeted dividend payout ratio of 80 percent. This has resulted in a total dividend increase of nearly 18 percent over the past year.
“RAI and its operating companies’ effective business strategies continue to deliver solid results for our shareholders despite the challenging environment, and we expect to maintain this positive momentum through the rest of the year,” Adams said.

CONFERENCE CALL WEBCAST TODAY
Reynolds American will webcast a conference call to discuss second-quarter 2011 results at 9:00 a.m. Eastern Time on Friday, July 22, 2011. The call will be available live online on a listen-only basis. To register for the call, please go to http://www.reynoldsamerican.com/events.cfm. A replay of the call will be available on the site. Investors, analysts and members of the news media can also listen to the live call by phone, by dialing (877) 390-5533 (toll free) or (678) 894-3969 (international). Remarks made during the conference call will be current at the time of the call and will not be updated to reflect subsequent material developments. Although news media representatives will not be permitted to ask questions during the call, they are welcome to monitor the remarks on a listen-only basis. Following the call, media representatives may direct inquiries to Jane Seccombe at (336) 741-5068.
WEB DISCLOSURE
RAI’s website, www.reynoldsamerican.com, is the primary source of publicly disclosed news about RAI and its operating companies. We use the website as our primary means of distributing quarterly earnings and other company news. We encourage investors and others to register at http://www.reynoldsamerican.com/events.cfm to receive alerts when news about the company has been posted.
RISK FACTORS
Statements included in this news release that are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements regarding future events or the future performance or results of RAI and its subsidiaries inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.
These risks and uncertainties include:
•	the substantial and increasing taxation and regulation of tobacco products, including the 2009 federal excise-tax increases, and the regulation of tobacco products by the U.S. Food and Drug Administration (FDA);

•	the possibility that the FDA will issue a regulation prohibiting menthol as a flavor in cigarettes or prohibit mint or wintergreen as a flavor in smokeless tobacco products;

•	decreased sales resulting from the future issuance of “corrective communications” required by the order in the U.S. Department of Justice case on five subjects, including smoking and health and addiction;

•	various legal actions, proceedings and claims relating to the sale, distribution, manufacture, development, advertising, marketing and claimed health effects of tobacco products that are pending or may be instituted against RAI or its subsidiaries;

•	the potential difficulty of obtaining bonds as a result of litigation outcomes and the challenges to the Florida bond statute applicable to the Engle Progeny cases;

•	the substantial payment obligations with respect to cigarette sales, and the substantial limitations on the advertising and marketing of cigarettes (and of R.J. Reynolds’ smoke-free tobacco products) under the State Settlement Agreements;

•	the continuing decline in volume in the U.S. cigarette industry and RAI’s dependence on the U.S. cigarette industry;

•	concentration of a material amount of sales with a single customer or distributor;

•	competition from other manufacturers, including industry consolidations or any new entrants in the marketplace;

•	increased promotional activities by competitors, including deep-discount cigarette brands;

•	the success or failure of new product innovations and acquisitions;

•	the responsiveness of both the trade and consumers to new products, marketing strategies and promotional programs;

•	the ability to achieve efficiencies in the businesses of RAI’s operating companies, including outsourcing functions and expansion of R.J. Reynolds’ field trade-marketing organization, without negatively affecting financial or operating results;

•	the reliance on a limited number of suppliers for certain raw materials;

•	the cost of tobacco leaf and other raw materials and other commodities used in products;

•	the effect of market conditions on interest-rate risk, foreign currency exchange-rate risk and the return on corporate cash;

•	changes in the financial position or strength of lenders participating in RAI’s credit facility;

•	the impairment of goodwill and other intangible assets, including trademarks;

•	the effect of market conditions on the performance of pension assets or any adverse effects of any new legislation or regulations changing pension expense accounting or required pension funding levels;

•	the substantial amount of RAI debt;

•	the credit rating of RAI and its securities;

•	any restrictive covenants imposed under RAI’s debt agreements;

•	the possibility of natural or man-made disasters or other disruptions that may adversely affect manufacturing and other facilities;

•	the significant ownership interest of Brown & Williamson Holdings, Inc., RAI’s largest shareholder, in RAI and the rights of B&W under the governance agreement between the companies; and

•	the expiration of the standstill provisions of the governance agreement.
Due to these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as provided by federal securities laws, RAI is not required to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
ABOUT US
Reynolds American Inc. (NYSE: RAI) is the parent company of R.J. Reynolds Tobacco Company; American Snuff Company, LLC; Santa Fe Natural Tobacco Company, Inc.; and Niconovum AB.
•	R.J. Reynolds Tobacco Company is the second-largest U.S. tobacco company. The company’s brands include many of the best-selling cigarettes in the U.S.: Camel, Pall Mall, Winston, Kool, Doral and Salem.

•	American Snuff Company, LLC is the nation’s second-largest manufacturer of smokeless tobacco products. Its leading brands are Grizzly, Kodiak and Levi Garrett.

•	Santa Fe Natural Tobacco Company, Inc. manufactures Natural American Spirit cigarettes and other additive-free tobacco products, and manages and markets other super-premium brands.

•	Niconovum AB markets innovative nicotine replacement therapy products in Sweden and Denmark under the Zonnic brand name.
Copies of RAI’s news releases, annual reports, SEC filings and other financial materials, including risk factors containing forward-looking information, are available at http://www.reynoldsamerican.com/invest.cfm.
(financial and volume schedules follow)

Schedule 1
REYNOLDS AMERICAN INC.
Condensed Consolidated Statements of Income — GAAP
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net sales, external	$2,128	$2,137	$4,015	$3,995
Net sales, related party	139	108	243	236

Net sales	2,267	2,245	4,258	4,231

Cost of products sold	1,215	1,183	2,276	2,253
Selling, general and administrative expenses	505	398	852	737
Amortization expense	6	6	12	13
Asset impairment and exit charges	—	38	—	38

Operating income	541	620	1,118	1,190
Interest and debt expense	55	61	110	121
Interest income	(3)	(2)	(6)	(6)
Other expense, net	—	10	—	12

Income from continuing operations before income taxes	489	551	1,014	1,063
Provision for income taxes	185	210	357	424

Income from continuing operations	304	341	657	639
Losses from discontinued operations, net of tax	—	—	—	(216)

Net income	$304	$341	$657	$423

Basic net income per share:
Income from continuing operations	$0.52	$0.58	$1.13	$1.10
Losses from discontinued operations	—	—	—	(0.37)

Net income	$0.52	$0.58	$1.13	$0.73

Diluted net income per share:
Income from continuing operations	$0.52	$0.58	$1.12	$1.09
Losses from discontinued operations	—	—	—	(0.37)

Net income	$0.52	$0.58	$1.12	$0.72

Basic weighted average shares, in thousands	582,902	583,016	582,953	582,940

Diluted weighted average shares, in thousands	585,874	584,565	585,761	584,452

Segment data:
Net sales:
RJR Tobacco	$1,956	$1,942	$3,651	$3,662
American Snuff	153	182	320	343
All Other	158	121	287	226

	$2,267	$2,245	$4,258	$4,231

Operating income:
RJR Tobacco	$420	$541	$883	$1,011
American Snuff	81	74	166	158
All Other	68	28	113	58
Corporate	(28)	(23)	(44)	(37)

	$541	$620	$1,118	$1,190

Supplemental information:
Excise tax expense	$1,092	$1,132	$2,066	$2,149
Master Settlement Agreement and other state settlement expense	$647	$650	$1,222	$1,237
Federal tobacco buyout expense	$58	$61	$118	$122
FDA fees	$30	$14	$60	$30

Schedule 2
REYNOLDS AMERICAN INC.
Reconciliation of GAAP to Adjusted Results
(Dollars in Millions)
(Unaudited)
RAI management uses “adjusted” (non-GAAP) measurements to set performance goals and to measure the performance of the overall company, and believes that investors’ understanding of the underlying performance of the company’s continuing operations is enhanced through the disclosure of these metrics. “Adjusted” (non-GAAP) results are not, and should not be viewed as, substitutes for “reported” (GAAP) results.

	Three Months Ended June 30,
	2011			2010
	Operating	Net	Diluted	Operating	Net	Diluted
	Income	Income	EPS	Income	Income	EPS
GAAP results	$541	$304	$0.52	$620	$341	$0.58
The GAAP results include the following:
Implementation costs included in cost of products sold and selling, general and administrative expenses	3	2	—	17	11	0.02
Scott lawsuit	139	88	0.15	—	—	—
Asset impairment and exit charges	—	—	—	38	33	0.06

Total adjustments	142	90	0.15	55	44	0.08

Adjusted results	$683	$394	$0.67	$675	$385	$0.66

	Six Months Ended June 30,
	2011			2010
	Operating	Net	Diluted	Operating	Net	Diluted
	Income	Income	EPS	Income	Income	EPS
GAAP results	$1,118	$657	$1.12	$1,190	$423	$0.72
The GAAP results include the following:
Implementation costs included in cost of products sold and selling, general and administrative expenses	15	9	0.01	17	11	0.02
Scott lawsuit	139	88	0.15	—	—	—
Tax items	—	(16)	(0.02)	—	—	—
Asset impairment and exit charges	—	—	—	38	33	0.06
Health-care subsidy tax charge	—	—	—	—	27	0.04
Loss on discontinued operations	—	—	—	—	216	0.37

Total adjustments	154	81	0.14	55	287	0.49

Adjusted results	$1,272	$738	$1.26	$1,245	$710	$1.21

Condensed Consolidated Balance Sheets
(Dollars in Millions)
(Unaudited)

	June 30,	Dec. 31,
	2011	2010
Assets
Cash and cash equivalents	$1,338	$2,195
Other current assets	2,456	2,607
Trademarks and other intangible assets, net	2,666	2,675
Goodwill	8,011	8,010
Other noncurrent assets	1,534	1,591

	$16,005	$17,078

Liabilities and shareholders’ equity
Tobacco settlement accruals	$1,754	$2,589
Other current liabilities	1,866	1,783
Long-term debt (less current maturities)	3,218	3,701
Deferred income taxes, net	656	518
Long-term retirement benefits (less current portion)	1,590	1,668
Other noncurrent liabilities	270	309
Shareholders’ equity	6,651	6,510

	$16,005	$17,078

Schedule 3
REYNOLDS AMERICAN INC.
Reconciliation of GAAP to Adjusted Operating Income by Segment
The R.J. Reynolds segment consists of the primary operations of R.J. Reynolds Tobacco Company, the second-largest tobacco company in the United States and which also manages a contract manufacturing business.
The American Snuff segment consists of the primary operations of American Snuff Company, LLC, the second-largest smokeless tobacco products manufacturer in the United States, and Lane, Limited until its sale on February 28, 2011.
Management uses “adjusted” (non-GAAP) measurements to set performance goals and to measure the performance of the company, and believes that investors’ understanding of the underlying performance of the company’s continuing operations is enhanced through the disclosure of these metrics.

	Three Months Ended June 30,
	2011		2010
	R.J. Reynolds	American Snuff	R.J. Reynolds	American Snuff
GAAP operating income	$420	$81	$541	$74
The GAAP results include the following:
Implementation costs included in cost of products sold and selling, general and administrative expenses (1)	3	—	3	11
Scott lawsuit	139	—	—	—
Asset impairment and exit charges (2)	—	—	24	—

Total adjustments	142	—	27	11

Adjusted operating income	$562	$81	$568	$85

	Six Months Ended June 30,
	2011		2010
	R.J. Reynolds	American Snuff	R.J. Reynolds	American Snuff
GAAP operating income	$883	$166	$1,011	$158
The GAAP results include the following:
Implementation costs included in cost of products sold and selling, general and administrative expenses (1)	11	2	3	11
Scott lawsuit	139	—	—	—
Asset impairment and exit charges (2)	—	—	24	—

Total adjustments	150	2	27	11

Adjusted operating income	$1,033	$168	$1,038	$169

(1)	For the three and six months ended June 30, 2011, RAI and its operating companies recorded aggregate implementation costs of $3 million and $15 million, respectively, including $2 million year-to-date, in non-reportable operating segments, related to plant closings and and other implementation costs. For the three and six months ended June 30, 2010, RAI and its operating companies recorded such costs of $17 million, including $3 million in non-reportable operating segments.

(2)	RAI and its operating companies recorded aggregate asset impairment and exit charges of $38 million in the second quarter of 2010, including $14 million in non-reportable operating segments.

Schedule 4
R.J. REYNOLDS CIGARETTE VOLUMES AND SHARE OF MARKET
VOLUME (in billions):

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2011	2010	Units	%	2011	2010	Units	%
Camel (filter styles)	5.6	5.8	(0.2)	-3.0%	10.4	10.6	(0.2)	-1.6%
Pall Mall	5.7	5.0	0.7	15.0%	10.8	9.4	1.5	15.4%

Total growth brands	11.4	10.8	0.6	5.3%	21.2	19.9	1.3	6.4%

Total support brands	7.2	8.3	(1.1)	-13.5%	13.8	16.0	(2.2)	-13.7%

Total non-support brands	0.8	1.2	(0.4)	-29.3%	1.6	2.6	(0.9)	-36.6%

Total R.J. Reynolds domestic	19.4	20.3	(0.9)	-4.4%	36.6	38.5	(1.9)	-4.8%
Total R.J. Reynolds exc P/L	19.3	20.0	(0.7)	-3.6%	36.5	37.7	(1.3)	-3.3%

				.				.
Total premium	11.0	11.9	(0.8)	-7.1%	20.7	22.2	(1.5)	-6.7%
Total value	8.4	8.4	(0.1)	-0.6%	15.9	16.3	(0.4)	-2.2%
Premium/total mix	56.9%	58.6%			56.5%	57.7%

Industry	77.4	78.4	(1.0)	-1.3%	147.0	150.5	(3.4)	-2.3%
Premium	55.3	55.3	0.0	0.1%	104.3	106.2	(1.9)	-1.8%
Value	22.1	23.2	(1.0)	-4.5%	42.7	44.3	(1.5)	-3.4%
Premium/total mix	71.4%	70.5%			70.9%	70.6%
RETAIL SHARE OF MARKET:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2011*	2010	Change	2011*	2010	Change
Camel (filter styles)	7.8%	7.8%	—	7.8%	7.5%	0.3
Pall Mall	8.5%	7.0%	1.5	8.5%	6.8%	1.7

Total growth brands	16.3%	14.8%	1.5	16.3%	14.2%	2.1

Total support brands	10.0%	11.3%	(1.3)	10.2%	11.6%	(1.4)

Total non-support brands	1.1%	1.8%	(0.7)	1.1%	2.1%	(1.0)

Total R.J. Reynolds domestic	27.4%	27.9%	(0.5)	27.6%	27.9%	(0.3)
Total R.J. Reynolds exc P/L	27.3%	27.3%	—	27.5%	27.1%	0.4

*	Estimated

Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.

R.J. Reynolds’ support brands include Winston, Doral, Kool, Salem, Misty and Capri.

Industry volume data based on information from Management Science Associates, Inc.

Retail shares of market are as reported by Information Resources Inc./Capstone.

Schedule 5
AMERICAN SNUFF MOIST-SNUFF VOLUMES AND RETAIL SHARE OF MARKET
VOLUME (in millions of cans):

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2011	2010	Units	%	2011	2010	Units	%
Kodiak	11.6	11.6	—	-0.1%	22.8	23.5	(0.7)	-3.0%
Grizzly	88.2	84.2	4.0	4.7%	173.2	156.8	16.4	10.4%
Other	0.8	1.3	(0.5)	-35.2%	1.6	2.5	(0.9)	-34.2%

Total moist snuff cans	100.6	97.1	3.5	3.6%	197.6	182.8	14.8	8.1%
RETAIL SHARE OF MARKET:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2011	2010	Change	2011	2010	Change
Kodiak	3.7%	3.9%	(0.2)	3.7%	3.9%	(0.2)
Grizzly	27.4%	25.5%	1.9	27.2%	25.5%	1.7
Other	0.2%	0.3%	(0.1)	0.3%	0.4%	(0.1)

Total retail share of market	31.3%	29.7%	1.5	31.2%	29.8%	1.4

Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.

Retail share of market for moist snuff based on A.C. Nielsen Monthly Retail Off-Take data.